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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-04615 of American Healthcorp, Inc. on Form S-8 of our report dated October 8, 1999 appearing in this Annual Report on form 10-K of American Healthcorp, Inc. for the year ended August 31, 1999.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Nashville, Tennessee
November 29, 1999